UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

February 25, 2015

MESABI TRUST

(Exact name of registrant as specified in its charter)

New York	1-4488	13-6022277
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

c/o Deutsche Bank Trust Company Americas Trust & Agency Services 60 Wall Street 16th Floor New York, New York	10005
(Address of principal executive offices)	(Zip Code)

(904) 271-2520

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01        Other Events.

Cliffs Natural Resources Inc. (“Cliffs”), the parent company of Northshore Mining Company (“Northshore”), reported in its Form 10-K for the fiscal year ended December 31, 2014, that one of the four furnaces in the Northshore pellet plant became idled in January 2015 and is expected to remain idled throughout the year. Cliffs’ Form 10-K was filed with the Securities and Exchange Commission on February 25, 2015.

The Trustees of Mesabi Trust have not been informed by Cliffs of, and therefore the Trustees are not able to predict, when this furnace will resume operation or how the idling of this furnace will affect, if any, the total production and shipment of iron ore pellets by Northshore at its Silver Bay facilities. Royalties paid to Mesabi Trust are based on the volume of shipments of iron ore pellets for a particular quarter and year to date, the pricing of iron ore pellet sales, and the percentage of iron ore pellet shipments attributable to iron ore mined from Mesabi Trust lands.

Special Note Regarding Forward-Looking Statements

Certain statements contained in this document are considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  These statements may be identified by the use of forward-looking words, such as “may,” “will,” “could,” “project,” “believe,” “anticipate,” “expect,” “estimate,” “continue,” “potential,” “plan,” “forecast” and other similar words.  Such forward-looking statements are inherently subject to known and unknown risks and uncertainties, including without limitation such factors as current and future general and industry economic trends, the Trust’s lack of control over the operations of Cliffs and Northshore and many other risks.  Additional information concerning these and other risks and uncertainties is contained in the Trust’s filings with the Securities and Exchange Commission (“SEC”), including the Annual Report on Form 10-K, and other periodic reports filed with the SEC. Actual results and future developments could differ materially from the results or developments expressed in or implied by these forward-looking statements.  Mesabi Trust undertakes no obligation to publicly update or to make any revisions to the forward-looking statements contained in this filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MESABI TRUST

		By:	/s/ Jeffrey Schoenfeld
Jeffrey Schoenfeld
Assistant Vice President
Deutsche Bank National Trust Company
For Deutsche Bank Trust Company Americas

Dated:	February 27, 2015